EXHIBIT 5.1


STINSON

MORRISON

HECKER LLP


1201 Walnut, Suite 2900

Kansas City, MO  64106-2150                 May 19, 2008


Tel (816)842-8600

Fax (816)412-9327




                            Gateway Energy Corporation
                            500 Dallas Street, Suite 2615
                            Houston, Texas 77002

                                   Re:      Registration Statement on Form S-8

                            Ladies and Gentlemen:

                                   We have acted as counsel to Gateway Energy
                            Corporation, a Delaware corporation (the "Issuer"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering 2,000,000 shares of common stock (the "Shares") issuable pursuant to the Issuer's 2007 Equity Incentive Plan, as amended (the "Plan").

                                   In connection with this opinion, we have
                            examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation and Bylaws of the Issuer, (ii) minutes and records of the corporate proceedings of the Issuer with respect to the issuance of the Shares, (iii) the Registration Statement, and (iv) the Plan.

                                   For purposes of this opinion, we have assumed
                            the authenticity of all documents submitted to us as
                            originals, the conformity to the originals of all
                            documents submitted to us as copies and the
                            authenticity of the originals of all documents
                            submitted to us as copies. We have also assumed the
                            genuineness of the signatures of persons signing all
                            documents in connection with which this opinion is
                            rendered, the authority of such persons signing on
                            behalf of the parties thereto other than the Issuer
                            and the due authorization, execution and delivery of
                            all documents by the parties thereto other than the
                            Issuer. As to any facts material to the opinion
                            expressed herein which we have not independently
                            established or verified, we have relied upon the
                            statements and representations of officers and other
Kansas City                 representatives of the Issuer and others.

Overland Park                      Our opinion expressed below is subject to the
                            qualifications that we express no opinion as to the
Wichita                     applicability of, compliance with, or effect of (i)
                            applicable bankruptcy, insolvency, reorganization,
Washington, D.C.            moratorium, arrangement and other laws affecting
                            creditors' rights, including, without limitation,
Phoenix                     the effect of statutory or other laws regarding
                            fraudulent conveyances, fraudulent transfers and
St. Louis                   preferential transfers, (ii) the limitations imposed

Omaha

Jeffreson City

Gateway Energy Corporation
May 19, 2008
Page 2


                                   by general principles of equity, including,
                            without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

                                   We render no opinion herein as to matters
                            involving the laws of any jurisdiction other than the present laws of the United States of America, the present laws of the State of Missouri (excluding local laws), the Delaware General Corporation Law, and the present judicial interpretations thereof. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.

                                   Based upon and subject to the assumptions,
                            qualifications, exclusions and other limitations contained in this letter, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized by the Issuer and, when issued and paid for by the Plan participants as contemplated by the Plan and in accordance with the terms and conditions of the Plan and the applicable award agreements, such shares will be validly issued, fully paid and non-assessable.

                                   This opinion is limited to the specific
                            issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

                                   We consent to the filing of this opinion with
                            the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules of the Commission.

                                                Very truly yours,

                                                STINSON MORRISON HECKER LLP

                                                /s/  Stinson Morrison Hecker LLP
                                                --------------------------------
                                                     Stinson Morrison Hecker LLP